NorthWestern Corporation d/b/a NorthWestern Energy 125 S. Dakota Avenue Sioux Falls, SD 57104-6403 www.northwesternenergy.com
News Release FOR IMMEDIATE RELEASE	NASDAQ-GS: NWEC

Media Contact: Claudia Rapkoch (866) 622-8081 claudia.rapkoch@northwestern.com	Investor Relations Contact: Dan Rausch (605) 978-2902 daniel.rausch@northwestern.com

NorthWestern Corporation Responds to the

Montana Public Service Commission’s Ruling on its

Merger Agreement with Babcock & Brown Infrastructure Limited

SIOUX FALLS, S.D., – May 22, 2007 – NorthWestern Corporation d/b/a NorthWestern Energy (NASDAQ-GS: NWEC) today announced that the Montana Public Service Commission (“MPSC”) has unanimously directed its staff to prepare a draft order denying NorthWestern’s sale to Babcock & Brown Infrastructure Limited (ASX: BBI) (“BBI”). The draft order may be presented to the Commission for a vote sometime in late June 2007.

“We are obviously disappointed by this development,” said Mike Hanson, president and CEO. “However, we will wait until the written order is issued before deciding on our next steps. We remain committed to this transaction and to working through the process.”

On April 25, 2006, NorthWestern and BBI announced that they had reached a definitive agreement under which BBI would acquire NorthWestern in an all-cash transaction at $37 per share. Under the agreement, the acquisition was subject to, among other conditions, shareholder and regulatory approval.

About NorthWestern Energy

NorthWestern Energy is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving approximately 640,000 customers in Montana, South Dakota and Nebraska. More information on NorthWestern Energy is available on the Company's Web site at www.northwesternenergy.com.

SPECIAL NOTE REGARDING FORWARD—LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.”  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual future business and financial performance may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to:

NorthWestern Corporation Responds to the Montana Public Service Commission’s Ruling on its Merger Agreement with Babcock & Brown Infrastructure Limited

May 2, 2007

•            the effect of the definitive agreement to sell NorthWestern to Babcock & Brown Infrastructure Limited (BBI), including the consummation of the transaction or the termination of the definitive agreement due to a number of factors, including the failure to obtain regulatory approvals or to satisfy other customary closing conditions;

•            our ability to avoid or mitigate adverse rulings or judgments against us in our pending litigation;

•            unanticipated changes in availability of trade credit, usage, commodity prices, fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments, may reduce revenues or may increase operating costs, each of which would adversely affect our liquidity;

•            unscheduled generation outages or forced reductions in output, maintenance or repairs, which may reduce revenues and increase cost of sales or may require additional capital expenditures or other increased operating costs;

•            adverse changes in general economic and competitive conditions in our service territories; and

•            potential additional adverse federal, state, or local legislation or regulation or adverse determinations by regulators could have a material adverse effect on our liquidity, results of operations and financial condition.

Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.